AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Amendment Number Five to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of November 30, 1997 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended as of February 13, 1995, March 30, 1995, March 12, 1996 and August 26, 1997 (collectively, the "Agreement").

      FACT TWO: Borrower and Foothill desire to further amend the Loan Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Loan Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENT.

            2.1. Renewal and Extension of Term of Agreement. The term of the Agreement expires on November 30, 1998. Borrower and Foothill desire to renew the term of the Agreement and extend the expiration date of the term of the Agreement to August 31, 1999. The Agreement is amended as follows to reflect such renewal and extension:

            A. The definition of "Renewal Date" in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

      "'Renewal Date' means August 31, 1999."

            B. Section 3.4 of the  Agreement is hereby  amended by deleting such
Section in its entirety and replacing it with the following language:

      "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on August 31, 1999. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon each of the following:

            (a) Receipt by Foothill of an executed copy of this Amendment, and

            (b) Borrower's agreement, as evidenced by its signature on this Amendment, to modify its outstanding Warrants dated November 28, 1994 and March 12, 1996, respectively, as provided on Exhibit A attached hereto.


      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation

                                           By:__________________________________
                                           Title:_______________________________

                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:__________________________________
                                           Title:_______________________________

      Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms of the above Amendment Number Five to Amended and Restated
Loan and Security Agreement, dated as of November 28, 1994 (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) are and shall continue in full force and effect in favor of Foothill Capital Corporation ("Foothill"), including the obligations to guarantee the obligations of Porta owing to Foothill and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it in the Loan Agreement.

                                           ASTER CORPORATION

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           CPI HOLDING CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           CRITERION PLASTICS, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           DISPLEX, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           MIROR TELEPHONY SOFTWARE, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           PORTA FOREIGN SALES CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           PORTA SYSTEMS EXPORT CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           PORTA SYSTEMS INTERNATIONAL CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           PORTA SYSTEMS LEASING CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           PORTA SYSTEMS OVERSEAS CORP.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           LERO INDUSTRIES LTD.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           PORTA SYSTEMS, LIMITED

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           VANDERHOFF BUSINESS SYSTEMS LTD.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           VANDERHOFF COMMUNICATIONS LTD.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                           PORTA SYSTEMS S.A. de C.V.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                       Exhibit A to Amendment Number Five

1. As of November 30, 1997, Foothill holds Warrants for the adjusted number of shares of Borrower's Common Stock, $.01 par value, exercisable at the following prices:

                                                                       Exercise
                                               No. of Shares             Price
                                               -------------           --------

           November 28, 1994 Warrant           164,627                 $8.9828

           March 12, 1996 Warrant              295,441                 $3.3848

2. Borrower and Foothill each agrees to complete the following amendments to each of the Warrants on or before January 15, 1998:

            (a)   The exercise price shall be reduced to $3.00 per share,

            (b)   The maturity date shall be extended to November 30, 2002,

            (c) Upon written notice to Foothill, Borrower shall have the right to require Foothill to exercise the Warrants at any time that the closing price of Borrower's Common Stock is $6.00 or greater on the 20 consecutive trading days immediately prior to such notice, and

            (d) Foothill shall have the right to make a cashless exercise of the Warrants.

3. Borrower agrees to file a Registration Statement for the underlying shares of Common Stock that are subject to the Warrants prior to March 31, 1998.

                                                    Please initial here.

                                               Foothill Capital Corporation_____

                                                        Porta Systems Corp._____

                         AMENDMENT NUMBER ONE TO WARRANT

      This Amendment Number One to Warrant ("Amendment") is executed and delivered as of January __, 1998 by and between PORTA SYSTEMS CORP. (the "Company") and FOOTHILL CAPITAL CORPORATION ("Foothill").

                                    RECITALS

      1. Company issued a warrant to Foothill on March 12, 1996 for the right to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $1.00 per share (the "Warrant").

      2. As a result of certain adjustments provided under the terms of the Warrant, the Warrant is currently exercisable into 295,441 shares of the Company's Common Stock at an adjusted exercise price of $3.3848 per share.

      3. Company and Foothill have entered into Amendment Number Five dated November 30, 1997 to that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994 ("Loan Amendment").

      4. As a condition precedent to the Loan Amendment, the Company and Foothill have agreed to amend the Warrant exercise price and certain other provisions as provided for herein.

      NOW, THEREFORE, Company and Foothill hereby amend the Warrant as follows:

      1. The face page and first paragraph of the Warrant is hereby modified in its entirety to read as follows:

            THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                               PORTA SYSTEMS CORP.

                          Void After November 30, 2002

            PORTA SYSTEMS CORP., a Delaware corporation (the "Company"), hereby certifies that, for value received the adequacy and receipt of which are hereby acknowledged, FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or its registered assigns (collectively, the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange herefor or transfer or replacements hereof are collectively referred to as the "Warrants"), to purchase from the Company two hundred ninety-five thousand four hundred and forty-one (295,441) fully paid and nonassessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock," which term is further defined in Section 4(i) hereof) in whole or in part, at any time or from time to time until 5 p.m. California local time on November 30, 2002 ("Exercise Period") at a purchase price equal to $3.00 per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein. The Company shall have the right to redeem any or all of the Warrants for $.0001 per share of Common Stock subject to the Warrants if, at any time on or after November 30, 1997 the average closing price per share of the Common Stock on any 20 consecutive trading days ending no more than 10 days prior to the date of the notice of redemption, has been at least 200% of the Exercise Price in effect on such date. Notice of at least 30 days prior to the date scheduled for such redemption (the "Call Date") shall be given to Warrantholders in accordance with the provisions of Section 13(b). Warrantholders shall continue to have the right to exercise the Warrants until the close of business on the fifth business day immediately preceding the Call Date.

      2. The following is added after the last sentence of Paragraph 1:

            In lieu of exercising this Warrant by payment of the Exercise Price, the Warrantholder shall have the right to exchange or convert this Warrant, in whole or in part, to the extent that this Warrant has not been exercised for the number of shares of Common Stock determined by (A) multiplying (x) the number of shares as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (B) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this Paragraph 1, the date on which this Warrant accompanied by the notice of exercise is received by the Company. The current value per share of Common Stock shall be determined as follows:

                  (i) If the  Common  Stock is listed on a  national  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made on such day, the average of the closing bid and asked prices for such date on such exchange or system shall be used; or

                  (ii) If the  Common  Stock is not so  listed  or  admitted  to unlisted trading privileges, the current value shall be the average of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting services, on the last five (5) trading days prior to the date of the exercise of this Warrant; or

                  (iii) If the  Common  Stock is not so  listed or  admitted  to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      3. The definition of "Additional Shares of Common Stock" set forth in Paragraph 4 of the Warrant shall be amended by changing "March 12, 1996" to "December 31, 1997."

      4. Subparagraph (b) of Section 10 is deleted in its entirety and the following shall be inserted to read as follows:

                  (b) Required Registration.  The Company shall promptly prepare and file a registration statement under the Securities Act covering the Registrable Stock no later than March 31, 1998.

      5. Subparagraph (i) of Paragraph 10(d) is restated in its entirety to read as follows:

                  (i) In accordance  with the  Securities  Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as necessary for the securities covered by such registration statement to be sold, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete;

      6. Notwithstanding any provision to the contrary, for purposes of Paragraph 4 of the Warrant, adjustments, if any, shall be calculated after December 31, 1997. The Company represents that since December 11, 1997 no event has occurred which would require any adjustment pursuant to Paragraph 4 of the Warrant based upon the amended Exercise Price set forth in this Amendment.

      7. Except as modified herein, the Warrant remains in full force and effect and has not been amended or modified.

      Company and Foothill have executed and delivered this Amendment as of the date set forth in the first paragraph hereof.

                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:__________________________________
                                           Title:_______________________________


                                           FOOTHILL CAPITAL CORPORATION
                                           a California corporation

                                           By:__________________________________
                                           Title:_______________________________

                        AMENDMENT NUMBER THREE TO WARRANT

      This Amendment Number Three to Warrant ("Amendment") is executed and delivered as of January __, 1998 by and between PORTA SYSTEMS CORP. (the "Company") and FOOTHILL CAPITAL CORPORATION ("Foothill").

                                    RECITALS

      1. Company issued a warrant to Foothill on November 28, 1994, (which was subsequently amended on February 13, 1995 and March 12, 1996) for the right to purchase 412,500 shares of Common Stock of the Company at an exercise price of $5.78 per share (the "Warrant").

      2. As a result of certain adjustments provided under the terms of the Warrant, the Warrant is currently exercisable into 164,627 shares of the Company's Common Stock at an adjusted exercise price of $8.9828 per share.

      3. Company and Foothill have entered into Amendment Number Five dated November 30, 1997 to that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994 ("Loan Amendment").

      4. As a condition precedent to the Loan Amendment, the Company and Foothill have agreed to amend the Warrant exercise price and certain other provisions as provided for herein.

      NOW, THEREFORE, Company and Foothill hereby amend the Warrant as follows:

      1. The face page and first paragraph of the Warrant is hereby modified in its entirety to read as follows:

          THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                               PORTA SYSTEMS CORP.

                          Void After November 30, 2002

            PORTA SYSTEMS CORP., a Delaware corporation (the "Company"), hereby certifies that, for value received the adequacy and receipt of which are hereby acknowledged, FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or its registered assigns (collectively, the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange herefor or transfer or replacements hereof are collectively referred to as the "Warrants"), to purchase from the Company one hundred sixty-four thousand six hundred twenty-seven (164,627) fully paid and nonassessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock," which term is further defined in Paragraph 4(i) hereof) in whole or in part, at any time or from time to time until 5 p.m. California local time on November 30, 2002 ("Exercise Period") at a purchase price equal to $3.00 per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein. The Company shall have the right to redeem any or all of the Warrants for $.0001 per share of Common Stock subject to the Warrants if, at any time on or after November 30, 1997 the average closing price per share of the Common Stock on any 20 consecutive trading days ending no more than 10 days prior to the date of the notice of redemption, has been at least 200% of the Exercise Price in effect on such date. Notice of at least 30 days prior to the date scheduled for such redemption (the "Call Date") shall be given to Warrantholders in accordance with the provisions of Section 13. Warrantholders shall continue to have the right to exercise the Warrants until the close of business on the fifth business day immediately preceding the Call Date.

      2. The phrase in Paragraph 1 which reads "(or in the case of the Warrants for the additional 135,500 shares if the Company exercises its right to extend the Renewal Date, during the portion of the Exercise Period commencing with the Renewal Date)" is hereby deleted in its entirety.

      3. The following is added after the last sentence of Paragraph 1:

            In lieu of exercising this Warrant by payment of the Exercise Price, the Warrantholder shall have the right to exchange or convert this Warrant, in whole or in part, to the extent that this Warrant has not been exercised for the number of shares of Common Stock determined by (A) multiplying (x) the number of shares as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (B) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this Paragraph 1, the date on which this Warrant accompanied by the notice of exercise is received by the Company. The current value per share of Common Stock shall be determined as follows:

                  (i) If the  Common  Stock is listed on a  national  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the

            Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five
            (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made on such day, the average of the closing bid and asked prices for such date on such exchange or system shall be used; or

                  (ii) If the  Common  Stock is not so  listed  or  admitted  to unlisted trading privileges, the current value shall be the average of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting services, on the last five (5) trading days prior to the date of the exercise of this Warrant; or

                  (iii) If the  Common  Stock is not so  listed or  admitted  to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      4. The definition of "Additional Shares of Common Stock" set forth in Paragraph 4 of the Warrant shall be amended by changing "November 28, 1994" to "December 31, 1997."

      5. Subparagraph (b) of Paragraph 10 is deleted in its entirety and the following shall be inserted to read as follows:

                  (b) Required Registration.  The Company shall promptly prepare and file a registration statement under the Securities Act covering the Registrable Stock no later than March 31, 1998.

      6. Subparagraph (i) of Paragraph 10(d) is restated in its entirety to read as follows:

                  (i) In accordance  with the  Securities  Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as necessary for the securities covered by such registration statement to be sold, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete;

      7. Notwithstanding any provision to the contrary, for purposes of Paragraph 4 of the Warrant, adjustments, if any, shall be calculated after December 31, 1997. The Company represents that since December 11, 1997 no event has occurred which would require any adjustment pursuant to Paragraph 4 of the Warrant based upon the amended Exercise Price set forth in this Amendment.

      8. Except as modified herein, the Warrant remains in full force and effect and has not been amended or modified.

      Company and Foothill have executed and delivered this Amendment as of the date set forth in the first paragraph hereof.

                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation


                                           By:__________________________________
                                           Title:_______________________________


                                           FOOTHILL CAPITAL CORPORATION
                                           a California corporation

                                           By:__________________________________
                                           Title:_______________________________